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                                                                     Exhibit 4.5


                                                                  EXECUTION COPY

                          INSIGHT HEALTH SERVICES CORP.

                                  $100,000,000

                    95/8% SENIOR SUBORDINATED NOTES DUE 2008

                          REGISTRATION RIGHTS AGREEMENT

                                                                   June 12, 1998

NationsBanc Montgomery Securities LLC
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255-0001

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Sutro & Co. Incorporated
11150 Santa Monica Blvd.
Los Angeles, CA 90025


Ladies and Gentlemen:

                  InSight Health Services Corp., a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to NationsBanc Montgomery Securities, Inc., Morgan Stanley & Co. Incorporated and Sutro & Co. Incorporated (the "Initial Purchasers" and, individually, each an "Initial Purchaser") upon terms set forth in a purchase agreement dated June 9, 1998 (the "Purchase Agreement") among the Company, the Initial Purchasers and the Subsidiary Guarantors named therein, its 95/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are to be fully and unconditionally guaranteed jointly and severally on an unsecured, senior subordinated basis by all existing and future United States subsidiaries of the Company (other than Permitted Joint Ventures) (each such existing guarantor, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and purchase the Notes and in satisfaction of a condition to your obligations under the Purchase Agreement, the Company and the Subsidiary Guarantors agree with you for the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each of the foregoing a "Holder" and together the "Holders"), as follows:



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         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Closing Date" has the meaning set forth in the Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" has the meaning set forth in the preamble hereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" means debt securities issued by the Company and guaranteed by the Subsidiary Guarantors, identical in all material respects to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from June 12, 1998 and (ii) the liquidated damages provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate, in the Exchange Notes), to be issued under the Indenture.

                  "Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes.

                  "Exchange Offer Registration Period" means the longer of (A) the period until the consummation of the Exchange Offer and (B) two years after effectiveness of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however, that in the event that all resales of Exchange Notes (including, subject to the time periods set forth herein, any resales by Exchanging Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not remain continuously effective for the period set forth in clause (B) above.

                  "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Exchange

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         Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.

                  "Final Memorandum" has the meaning set forth in the Purchase Agreement.

                  "Holder" has the meaning set forth in the preamble hereto.

                  "Indenture" means the indenture relating to the Notes and the Exchange Notes, dated as of June 1, 1998, among the Company and all existing and future subsidiaries of the Company (other than Permitted Joint Ventures), as Subsidiary Guarantors, and State Street Bank and Trust Company, N.A., as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Initial Placement" has the meaning set forth in the preamble hereto.

                  "Initial Purchasers" has the meaning set forth in the Purchase Agreement.

                  "Losses" has the meaning set forth in Section 6(d) hereto.

                  "Majority Holders" means the Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

                  "Notes" has the meaning set forth in the preamble hereto.



                  "Permitted Joint Ventures" has the meaning set forth in the Indenture.


                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by


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         any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                  "Purchase Agreement" has the meaning set forth in the preamble hereto.

                  "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes (including the Subsidiary Guarantees thereon) pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Registration" means a registration effected pursuant to
         Section 3 hereof.

                  "Shelf Registration Period" has the meaning set forth in
         Section 3(b) hereof.

                  "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof, which covers some or all of the Notes or Exchange Notes, as applicable (including the Subsidiary Guarantees thereon), on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Subsidiary Guarantees" has the meaning set forth in the Purchase Agreement.

                  "Subsidiary Guarantors" has the meaning set forth in the preamble hereto.

                  "Trustee" means the trustee with respect to the Notes or Exchange Notes, as applicable, under the Indenture.

                  "underwriter" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

                  2. Exchange Offer; Resales of Exchange Notes by Exchanging Dealers; Private Exchange.

                  (a) The Company and the Subsidiary Guarantors shall prepare and, on or




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prior to the 60th calendar day following the Closing Date, shall file with the
Commission the Exchange Offer Registration Statement with respect to the Exchange Offer. The Company and the Subsidiary Guarantors shall use their best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 150th calendar day following the Closing Date and remain effective until the closing of the Exchange Offer and (ii) to consummate the Exchange Offer on or prior to the 180th calendar day following the Closing Date.

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder
(x) is not an "affiliate" of the Company within the meaning of the Securities Act, (y) is not a broker-dealer that acquired the Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not participating in the distribution of the Exchange Notes and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Exchange Offer, the Company shall mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this Agreement and that all Notes validly tendered will be accepted for exchange;

                  (ii)     the dates of acceptance for exchange;

                  (iii) that any Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;


                  (iv) that Holders electing to have a Note exchanged pursuant to the Exchange Offer will be required to surrender such Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last day of acceptance for exchange; and

                  (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last day of acceptance for exchange, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New



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         York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such Notes exchanged; and shall keep the Exchange Offer open for acceptance for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders; utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and comply in all respects with all applicable laws relating to the Exchange Offer.

                  (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

                  (i) accept for exchange all Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

                  (iii) cause the Trustee promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

                  (e) The Initial Purchasers, the Company and the Subsidiary Guarantors acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company and the Subsidiary Guarantors shall:

                  (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer; and

                  (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery of the prospectus included therein by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Exchange Offer, as contemplated by Section 4(h) below; provided, however, that the Company shall not be required to maintain the effectiveness of the Exchange Offer Registration Statement for


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         more than 60 days following the consummation of the Exchange Offer unless the Company has been notified in writing on or prior to the 60th day following the consummation of the Exchange Offer by one or more Exchanging Dealers that such Holder has received Exchange Notes as to which it will be required to deliver a prospectus upon resale.

                  (f) In the event that the Initial Purchasers determine that they are not eligible to participate in the Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof and at the request of the Initial Purchasers, the Company shall issue and deliver to the Initial Purchasers, or to the party purchasing Exchange Notes registered under the Shelf Registration Statement from the Initial Purchasers, in exchange for such Notes, a like principal amount of Exchange Notes. The Company shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Exchange Offer.

                  (g) The Company and the Subsidiary Guarantors shall use their best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Notes in the Exchange Offer.

                  3. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 2 hereof, or (ii) for any reason other than those specified in clause (i) above, the Exchange Offer is not consummated within 180 days of the Closing Date unless the Exchange Offer has commenced, in which case, the Exchange Offer is not consummated within 30 days after the date on which the Exchange Offer was commenced, or (iii) any Initial Purchaser so requests with respect to Notes held by it within 120 days following consummation of the Exchange Offer, or (iv) any Holder (other than the Initial Purchasers) is not eligible to participate in the Exchange Offer or has participated in the Exchange Offer and has received Exchange Notes that are not freely tradeable (for reasons other than outlined in Section 2(d) and so notifies the


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 Company within 60 days of becoming aware of such restrictions or
(v) in the case where the Initial Purchasers participate in the Exchange Offer or acquire Exchange Notes pursuant to Section 2(f) hereof, the Initial Purchasers do not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the following provisions shall apply:

                  (a) The Company and the Subsidiary Guarantors shall, as promptly as practicable, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act, provided that, with respect to Exchange Notes received by the Initial Purchasers in exchange for Notes constituting any portion of an unsold allotment, the Company and the Subsidiary Guarantors may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (b) The Company and the Subsidiary Guarantors shall use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible on or prior to 45 days after filing such Shelf Registration Statement pursuant to this Section 3 and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law, (ii) the Company complies with this Agreement or (iii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations

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         hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of
         Section 4(l) hereof, if applicable.

                  (c) No Holder may include any of its Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as required by the rules and practices of the Commission for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder shall be entitled to Liquidated Damages pursuant to Section 5(b) hereof unless and until such Holder shall have provided all such required information. Each Holder as to which any Shelf Registration Statement is being effected will be required to agree to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

                  4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Company and the Subsidiary Guarantors shall prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such representatives of the Company and the Subsidiary Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders and their counsel)) which counsel to the Company and the Subsidiary Guarantors shall advise the Company and the Subsidiary Guarantors is required in order to comply with applicable law; each of the Initial Purchasers agrees that, if it receives timely notice and drafts under this clause (a), it will not take actions or make objections pursuant to this clause (a) such



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         that the Company and the Subsidiary Guarantors are unable to comply with their obligations under Section 2.

                  (b) The Company and the Subsidiary Guarantors shall:

                           (i) use their best efforts to prepare any
                  Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto to comply in all material respects with the Securities Act and the rules and regulations thereunder;

                           (ii) use their best efforts to prepare any
                  Registration Statement and any amendment thereto such that it does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (iii) use their best efforts to prepare any
                  Prospectus forming part of any Registration Statement, including any amendment or supplement to such Prospectus, such that it does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) (1) The Company shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:

                           (i) when a Registration Statement and any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the Commission for amendments
                  or supplements to the Registration Statement or the Prospectus included therein or for additional information.

                  (2) During the Shelf Registration Period or the Exchange Offer Registration Period, as applicable, the Company shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing:



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                           (i) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (ii) of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (iii) of the happening of any event that requires the
                  making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).


                  (d) The Company and the Subsidiary Guarantors shall use their best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                  (e) The Company shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto.

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus or any amendment or supplement thereto.

                  (g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Exchanging Dealer so requests in writing, all exhibits thereto.

                  (h) The Company shall, during the Exchange Offer Registration Period,


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                                       12

         promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as provided in Section 2(e) above.

                  (i) Each Holder of Notes and each Exchange Dealer agrees by its acquisition of such Notes or Exchange Notes to be sold by such Exchange Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in paragraphs (c)(2)(i), (c)(2)(ii), or (c)(2)(iii) of this Section 4, such Holder will forthwith discontinue disposition of such Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Exchange Dealer, as the case may be, until such Holder's or Exchange Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(l) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Company shall give any such notice, the Exchange Offer Registration Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Exchange Notes covered by such Registration Statement or Exchange Notes to be sold by such Exchange Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(l) hereof or (y) the advice in writing.

                  (j) Prior to the Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Company and the Subsidiary Guarantors shall register or qualify or cooperate with the Holders of Notes included therein and their respective counsel in connection with the registration or qualification of such Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Notes covered by such Registration Statement; provided, however, that the Company and the Subsidiary Guarantors will not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (k) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations of $1,000

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                                       13

         or an integral multiple thereof and registered in such names as Holders may request prior to sales of Notes pursuant to such Registration Statement.

                  (l) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) of this Section 4, the Company and the Subsidiary Guarantors shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, in the case of a Shelf Registration Statement, notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event. Notwithstanding the foregoing, the Company shall not be required to amend or supplement a Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference, for a period not to exceed an aggregate of 30 days in any calendar year, if (i) an event occurs and is continuing as a result of which the Shelf Registration would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations, or prospects of the Company or the disclosure otherwise related to a pending material business transaction that has not yet been publicly disclosed.

                  (m) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

                  (n) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement meeting the requirements of Rule 158 under the Securities Act.

                  (o) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner.

                  (p) The Company may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in such Registration Statement.

                  (q) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein, and shall make all required filings of such Prospectus supplement or post-effective amendment promptly upon notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (r) In the case of any Shelf Registration Statement, the Company and the Subsidiary Guarantors shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or to facilitate the registration or the disposition of any Notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

                  (s) In the case of any Shelf Registration Statement, the Company and the Subsidiary Guarantors shall:

                           (i) subject to having received reasonable
                  confidentiality assurance, make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries;

                           (ii) cause the Company's and the Subsidiary
                  Guarantors' officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations and make such representatives of the Company and the Subsidiary Guarantors as shall be reasonably requested by the Initial Purchasers or Managing Underwriters, if any, available for discussion of any such Registration Statement; provided, however, that all such non-public information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, (provided that the Company must be given prior written notice of such disclosure) or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality other than as a result of a disclosure of such information by any such Holder, underwriter, attorney, accountant or agent;

                           (iii) make such representations and warranties to the
                  Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (iv) use its best efforts to obtain opinions of
                  counsel to the Company and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (v) use its best efforts to obtain "cold comfort"
                  letters and updates thereof from the independent certified public accountants of the Company and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Notes registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (AICPA) ("SAS 72")), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings, or if the provision of such "cold comfort" letters is not permitted by SAS No. 72 or if requested by the Initial Purchasers or their counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35 of the AICPA, covering matters requested by the Initial Purchasers or their counsel; and

                           (vi) deliver such documents and certificates as may
                  be reasonably requested by the Majority Holders and the Managing Underwriters, if any, and customarily delivered in similar offerings, including those to evidence compliance with
                  Section 4(k) and with any conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(s) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (t) The Company and the Subsidiary Guarantors shall, in the case of a Shelf Registration, use their best efforts to cause all Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Notes satisfy applicable listing requirements.

                  (u) The Company and the Subsidiary Guarantors shall use their best efforts to cause the Exchange Notes or Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the Securities Act).

                  5. Registration Expenses; Remedies. (a) The Company and the Subsidiary Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Notes in no event to exceed $5,000), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws,
(vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and in the case of any Exchange Offer Registration Statement, the reasonable fees and expenses of counsel to the Initial Purchasers acting in connection therewith and (viii) the fees and disbursements of the independent public accountants of the Company and the Subsidiary Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Notes by a Holder.

                  (b) The Notes provide that if (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Closing Date or (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the Closing Date or the Exchange Offer is not consummated on or prior to the 180th calendar day following the Closing Date or (c) a Shelf Registration

Statement is not declared effective when required, the Company shall pay liquidated damages ("Liquidated Damages") to each Holder of Notes with respect to the first 30-day period following the 60-day period referred to in clause (a) above or the first 90-day period following the periods referred to in clauses
(b) or (c) above in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 principal amount of Notes at the beginning of each subsequent 30-day period in the case of clause
(a) above or 90-day period in the case of clauses (b) or (c) above, up to a maximum amount of Liquidated Damages of $0.30 per week per $1,000 principal amount of Notes. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, Liquidated Damages shall cease to accrue from the date of such filing, consummation or effectiveness, as the case may be; provided, however, that, if after the date such Liquidated Damages cease to accrue, a different event specified in clause (a), (b) or (c) above occurs, Liquidated Damages may again commence accruing pursuant to the foregoing provisions.

                  (c) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Subsidiary Guarantors acknowledge that any failure by the Company and the Subsidiary Guarantors to comply with their respective obligations under Sections 2 and 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Subsidiary Guarantors' obligations under Sections 2 and 3 hereof.

                  6. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company and each Subsidiary Guarantor jointly and severally agree to indemnify and hold harmless each Holder of Notes covered thereby (including the Initial Purchasers and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(h) hereof, each Exchanging Dealer) the directors, officers, employees and agents of such Holder and each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company and each Subsidiary Guarantor will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such indemnified party specifically for inclusion therein; provided further, however, that the Company and each Subsidiary Guarantor will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any indemnified party sold Notes or Exchange Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, if the Company had previously complied with the provisions of Section 4(c)(2) and 4(f) or 4(h) hereof and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability that the Company or any Subsidiary Guarantor may otherwise have.

                  The Company and each Subsidiary Guarantor also agree jointly and severally to indemnify or contribute to Losses of, as provided in Section 6(d) hereof, any underwriters of Notes registered under a Shelf Registration Statement, their employees, officers, directors and agents and each person who controls such underwriters on the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

                  (b) Each Holder of Notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(h) hereof, each Exchanging Dealer) severally (with respect to each of the Holders (other than the Initial Purchasers)) and jointly and severally (with respect to the Initial Purchasers) agrees to indemnify and hold harmless (i) the Company and each Subsidiary Guarantor, (ii) each of the directors of the Company and each Subsidiary Guarantor, (iii) each of the officers of the Company and the Subsidiary Guarantors who signs such Registration Statement and (iv) each Person who controls the Company or any Subsidiary Guarantor within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and each Subsidiary Guarantor to each such Holder, but only with respect to written information furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of
notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party and the indemnifying party shall not have appointed separate counsel reasonably acceptable to the indemnified party to represent the indemnified party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed within a reasonable time after they are incurred and billed but in no event to exceed forty-five days after such date, provided that reasonable supporting documentation is furnished to the indemnified party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.


                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this

         Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of additional interest (such interest accruing 180 days following the Closing Date) that the Company was not required to pay as a result of registering the Notes covered by the Registration Statement that resulted in such losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such

 Holder, and each person who controls the Company or any Subsidiary
Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or any Subsidiary Guarantor who shall have signed the Registration Statement and each director of the Company and each Subsidiary Guarantor shall have the same rights to contribution as the Company and each Subsidiary Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any Subsidiary Guarantor or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Notes covered by a Registration Statement.

                  7.       Miscellaneous.

                  (a) No Inconsistent Agreement. The Company and the Subsidiary Guarantors have not, as of the date hereof, entered into, nor shall any of them, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of the Initial Purchasers. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:


                  (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to NationsBanc Montgomery Securities LLC;

                  (ii) if to the Initial Purchasers, at NationsBanc Montgomery Securities LLC, 767 Fifth Avenue, Floor 12A, New York, New York 10153,
         Attention: David Stith; and

                  (iii) if to the Company or any Subsidiary Guarantor, InSight Health Services Corp., 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660, Attention: General Counsel.

                  All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers, on the one hand, or the Company or any Subsidiary Guarantor, on the other, by notice to the other party or parties may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or any Subsidiary Guarantor thereto, subsequent Holders of Notes and/or Exchange Notes. The Company and the Subsidiary Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) Notes Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and you.

                             Very truly yours,

                             INSIGHT HEALTH SERVICES CORP.


                                                        By:

                                Name:
                                Title:


                             INSIGHT HEALTH CORP.

                                                        By:

                                Name:
                                Title:


                             RADIOLOGY SERVICES CORP.

                                                        By:

                                Name:
                                Title:


                             OPEN MRI, INC.


                                                        By:

                                Name:
                                Title:


                             MAXUM HEALTH CORP.


                                                        By:

                                Name:
                                Title:


                             SIGNAL MEDICAL SERVICES, INC.

                                                        By:

                                Name:
                                Title:

                             QUEST FINANCIAL SERVICES, INC.


                                                        By:

                                Name:
                                Title:


                             RADIOSURGERY CENTERS, INC.


                                                        By:

                                Name:
                                Title:


                             MAXUM HEALTH SERVICES CORP.


                                                        By:

                                Name:
                                Title:


                             MTS ENTERPRISES, INC.


                                                        By:

                                Name:
                                Title:


                             DIAGNOSTEMPS, INC.


                                                        By:

                                Name:

                                Title:


                             MAXUM HEALTH SERVICES OF
                                NORTH TEXAS, INC.

                                                        By:

                                Name:
                                Title:


                             MAXUM HEALTH SERVICES OF
                                ARLINGTON, INC.


                                                        By:

                                Name:
                                Title:


                             MAXUM HEALTH SERVICES OF DALLAS, INC.


                                                        By:

                                Name:
                                Title:


                             NDDC, INC.


                                                        By:

                                Name:
                                Title:


                             DIAGNOSTIC SOLUTIONS CORP.


                                                        By:

                                Name:
                                Title:

                             MISSISSIPPI MOBILE TECHNOLOGY, INC.


                                                        By:

                                Name:
                                Title:

The foregoing Agreement is hereby
accepted as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC


By:
     Name:
     Title:

MORGAN STANLEY & CO. INCORPORATED

By:
     Name:
     Title:

SUTRO & CO. INCORPORATED

By:
     Name:
     Title:

                                       29
                                                                   ANNEX A


          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                   ANNEX B


          Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                   ANNEX C


          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

                                                                  ANNEX D


          If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.